Exhibit 32
CERTIFICATION OF
THE TRUSTEE*
OF THE SAN JUAN BASIN ROYALTY TRUST
PURSUANT TO 18 U.S.C. § 1350
     In connection with the accompanying report on Form 10-K for the year ended December 31, 2007, and filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lee Ann Anderson, Vice President and Senior Trust Officer of Compass Bank, on behalf of Compass Bank, the Trustee of the San Juan Basin Royalty Trust (the “Trust”), not in its individual capacity but solely as Trustee of the Trust, hereby certify that:
1.	The Report fully complies in all material respects with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (as explained in Note 3 to the Trust’s financial statements contained in the Trust’s Annual Report to Unit Holders for the year ended December 31, 2007, attached as Exhibit 13 to the Report, in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 47, released September 16, 1982, the Trust prepares its financial statements in a manner that differs from generally accepted accounting principles; such presentation is customary to other royalty trusts); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

COMPASS BANK, AS TRUSTEE OF THE SAN JUAN BASIN ROYALTY TRUST

By:	/s/ Lee Ann Anderson
Name:	Lee Ann Anderson
Title:	Vice President and Senior Trust Officer

Date: February 29, 2008

*	The Trust has no executive officers.